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                                                               EXHIBIT 5.1

                         [Latham & Watkins letterhead]

                                  May 24, 1999


Southwest Water Company
225 North Barranca Avenue, Suite 200
West Covina, California 91791-1605

          Re: Registration of 255,358 shares of common stock, par value $.01 per share, of Southwest Water Company, pursuant to a Registration Statement on Form S-3 (Registration No. 333-77881)
               ---------------------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of 255,358 shares of common stock, par value $.01 per share (the "Shares"), of Southwest Water Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 6, 1999 (File No. 333-77881) (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (including statutory and reported decisional law), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable securities of the Company.
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          This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transaction covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon, by any other person, firm or corporation for any purpose, without our prior written consent.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                    Very truly yours,


                                    /s/  Latham & Watkins